EXHIBIT 8

LIST OF SUBSIDIARIES

Jurisdiction of
	Subsidiary Company	Organization
I.	EMPAQUES DE CARTON TITAN, S.A. DE C.V.	Mexico
	A. Cartonpack, S.A. de C.V.	Mexico
	B. Envases y Empaques de Mexico, S.A. de C.V.	Mexico
	C. Industrias Centauro, S.A. de C.V.	Mexico
D. Cartonpack, S.A. de C.V.
II.	DURANGO INTERNACIONAL, S.A. DE C.V.	Mexico
	A. Empaques del Norte, S.A. de C.V.	Mexico
III.	DURANGO INTERANTIONAL, INC.	New Mexico, U.S.A.
	A. Durango McKinley Paper Company	New Mexico, U.S.A.
	B. Fiber Management of Texas, Inc.	Texas, U.S.A.
III.	COMPANIA PAPELERA DE ATENQUIQUE, S.A. DE C.V.	Mexico
IV.	PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V.	Mexico
V.	PORTEADORES DE DURANGO, S.A. DE C.V.	Mexico
	A. Reciclajes Centauro, S.A. de C.V.	Mexico
	B. CONICEPA* S.A. de C.V.	Mexico
VI.	ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V.	Mexico
	A. LINEAS AEREAS EJECUTIVAS DE DURANGO, S.A. DE C.V.	Mexico
VII.	GRUPO PIPSAMEX, S.A. DE C.V.	Mexico
	A. Fabricas de Papel Tuxtepec, S.A. de C.V.	Mexico
	B. Fabrica Mexicana de Papel, S.A. de C.V.	Mexico
	C. Fibras de Durango, S.A. de C.V.	Mexico
	D. Papeles Forma-Todo, S.A. de C.V.	Mexico
	E. Ectsa International, Inc.	Mexico
	F. Immobiliaria Industrial de Dgo., S.A. de C.V.	Texas, U.S.A.

*CONICEPA = Compañia Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V.